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
                            CSW International, Inc.
                         Investments in Project Parents
                    For the Quarter Ended September 30, 2000
                                   (thousands)


                                       Project                      Wholly Owned
         Facility                       Parent                     Subsidiary Of               Description         Investment
-------------------------------  ---------------------------  ----------------------------  -------------------  ----------------


Energia Internacional de CSW de
S.A. de C.V.                     CSW International, Inc.      Central and South West Corp.  Return of Principle      $ (196)

Empresa de Electricidade Vale de
Paranapanema S.A                 CSW Vale, LLC                CSW International, Inc.
                                                               (Cayman)                     Amortization of
                                                                                            Development Costs           (75)

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